                                 SPECIFICATIONS

Contract Type:                      [NQ]             Contract Number:            [zz00600000]
Issue Date:                         [ ]              Annuity Date:                       [xx/xx/xxxx]
                                                     (Must be at least [1] year after the issue date)

Owner:                              [John Doe]                Owner Date of Birth:               [xx/xx/xxxx]
Joint Owner:                        [Jane Doe]                Joint Owner Date of Birth:         [xx/xx/xxxx]

Annuitant:                          [John Doe]                Annuitant Date of Birth:           [xx/xx/xxxx]
Joint Annuitant:                    [Jane Doe]                Joint Annuitant Date of Birth:     [xx/xx/xxxx]

Annuitant Sex:                      [Male]           Beneficiary(ies):
Joint Annuitant Sex:                [Female]                  Primary:          Surviving Joint Owner, if any
                                                     1st Contingent:            [John Doe]
                                                     2nd Contingent:            [Jane Doe]

Minimum Fixed Account                       Minimum Additional Payment
Guaranteed Interest Rate:  [3%]             Amount:                             [$50.00]

Guarantee Period Account                    Guarantee Period Account
Minimum Interest Rate:     [3%]             Minimum Allocation Amount:          [$1,000.00]

Minimum Withdrawal                                   Minimum Accumulated Value
Amount:                    [$100.00]        After Withdrawal:                   [$10,000.00]

Minimum Annuity                             Maximum Alternative Annuity Date:   [xx/yy/zzzz]
Benefit Payment:           [$100.00]        (Must be at least [1] year after the issue date)

Mortality and Expense Risk Charge:                   [.65%] on an annual basis of the daily value of the Sub-Account assets.

Administrative Charge:                               [.15%] on an annual basis of the daily value of the Sub-Account assets.

Contract Fee:                                        [$35, if the Accumulated Value is less than $75,000.00.]

Principal Office:                                    440 Lincoln Street, Worcester, Massachusetts  01653
                                                     [(1-800-782-8380)]

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


                           SPECIFICATIONS (CONTINUED)


Owner:            [John Doe]                      Contract Number:   [zzz0000000]

Joint Owner:      [Jane Doe]

Initial Payment:  [$50,000.00]

Payment Allocation:        (The Initial Payment is allocated in the following manner:)

         Variable Sub-Accounts:
         -----------------------
         Select Emerging Markets Fund
         Select International Equity Fund
         T. Rowe Price International Stock Portfolio
         Select Aggressive Growth Fund
         Select Capital Appreciation Fund
         Select Value Opportunity Fund
         Select Strategic Growth Fund
         Fidelity VIP Growth Portfolio
         Select Growth and Income Fund
         Fidelity VIP Equity-Income Portfolio
         Fidelity VIP High Income Portfolio
         Select Income Fund
         Money Market Fund

         Fixed Account
         --------------



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

                           SPECIFICATIONS (CONTINUED)


Owner:            [John Doe]                                 Contract Number:   [zzz0000000]

Joint Owner:      [Jane Doe]

         Guarantee Period Accounts
         -------------------------

         Guarantee                          Interest                   Expiration
         Period                             Rate                       Date
         -------                            -------                    ------

         [2 years
          3 years
          4 years
          5 years
          6 years
          7 years
          8 years
          9 years
         10 years]

         -------
         100%                               TOTAL


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
                           SPECIFICATIONS (CONTINUED)


RIDER(S) SELECTED:

[Enhanced Death Benefit Rider:]

         [EDB Effective Annual Yield                                   [5%]]

         [EDB Charge:                                                  [.25%] on an annual basis of the Accumulated Value
                                                                       of the contract deducted Pro Rata on the last day
                                                                       of each month]


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
                           SPECIFICATIONS (SUPPLEMENT)


Contract Type:             [Non-qualified]           Contract Number:                   [??00600000]

Owner:                     [John Doe]                         Owner Date of Birth:                        [xx/xx/xxxx]
Joint Owner:               [John Doe]                         Joint Owner Date of Birth:                  [xx/xx/xxxx]

Annuitant:                 [John Doe]                         Annuitant Date of Birth:                    [xx/xx/xxxx]
Joint Annuitant:           [John Doe]                         Joint Annuitant Date of Birth:              [xx/xx/xxxx]

Annuitant Sex:             [Male]                    Beneficiary(ies):
Joint Annuitant Sex:       [Male]                    Primary:                   Surviving Joint Owner, if any
                                                     1st Contingent:            [John Doe]
                                                     2nd Contingent:            [John Doe]

Payee:                                               [John Doe]
Payee Address:                                       [ 1 Main Street, Anytown, USA ]

Annuity Date:                                                                   [xx/yy/zzzz]
Expiration of 90-Day Period:                                                    [xx/yy/zzzz]

Annuity Benefit Payment Option:                                        [Joint with 2/3 Survivor Option]
         Survivor Annuity Benefit Percentage:                          [66 2/3%]
         Percentage under a Fixed Annuity Option:                      [30%]
         Percentage under a Variable Annuity Option:                   [70%]
                  Assumed Investment Return:                           [4%]
                  Annuity Benefit Payment Change Frequency:            [Annual]
                  Annuity Benefit Frequency:                           [Monthly]

[Payment Withdrawal Amount                                             [10] times the previous annuity
                                                                       benefit payment
                                                                       [but not more than the remaining
                                                                       guaranteed annuity benefit payments.]]

[Present Value Withdrawal Amount:                                      [75%] of Present Value of remaining guaranteed
                                                                       annuity benefit payments.]

Mortality and Expense Risk Charge:          [.65% ] on an annual basis of the daily value of the Sub-Account assets.

Administrative Charge:                      [.15%] on an annual basis of the daily value of the Sub-Account assets.

Principal Office:                           440 Lincoln Street, Worcester, Massachusetts  01653
                                            [(1-800-782-8380)]

A8030-99

                           SPECIFICATONS (SUPPLEMENT)

                  Variable Allocation on Annuity Date:

                      Sub-Accounts:
                      -------------
         Select Emerging Markets Fund
         Select International Equity Fund
         T. Rowe Price International Stock Portfolio
         Select Aggressive Growth Fund
         Select Capital Appreciation Fund
         Select Value Opportunity Fund
         Select Strategic Growth Fund
         Fidelity VIP Growth Portfolio
         Select Growth and Income Fund
         Fidelity VIP Equity-Income Portfolio
         Fidelity VIP High Income Portfolio
         Select Income Fund
         Money Market Fund



A8030-99